UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Lazydays Holdings, Inc. is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Mergers.

The following unaudited pro forma condensed combined balance sheet as of November 30, 2017 combines the audited historical consolidated balance sheet of Lazydays as of December 31, 2017 with the audited historical consolidated balance sheet of Andina as of November 30, 2017, giving effect to the Mergers as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended November 30, 2017 combines the audited historical consolidated statement of income of Lazydays for the year ended December 31, 2017 with the audited historical consolidated statement of operations of Andina for the year ended November 30, 2017, giving effect to the Mergers as if they had occurred on December 1, 2016.

The historical financial information of Lazydays was derived from the audited consolidated financial statements of Lazydays for the year ended December 31, 2017 and 2016, included as an Exhibit in this Form 8-K. The historical financial information of Andina was derived from the audited consolidated financial statements of Andina for the years ended November 30, 2017 and 2016, included in the proxy statement/prospectus/information statement filed with the Securities and Exchange Commission on February 15, 2018. This information should be read together with Lazydays’ and Andina’s audited and unaudited financial statements and related notes, “Lazydays’ Management’s Discussion and Analysis of Financial Condition and Results of Operations ,” and other financial information included elsewhere in this Form 8-K.

Description of the Merger

Pursuant to the Merger Agreement, the aggregate consideration paid in the Mergers consisted of (i) 2,857,143 shares of Holdco’s common stock and (ii) $86,741,000 in cash, subject to adjustments based on Lazydays’ working capital and debt as of the closing date (“Merger Consideration Cash”).

Andina also entered into a series of securities purchase agreements with institutional investors for a $94.8 million PIPE Investment which closed simultaneously with the consummation of the Mergers. As a result of the PIPE Investment, on the closing, Andina issued an aggregate of 600,000 shares of Series A Preferred Stock (with a stated value of $60.0 million), 3,993,479 shares of common stock (the “Holdco Shares”) and five-year warrants to purchase an additional 2,503,934  Holdco Shares exercisable at $11.50 per share.

Accounting for the Merger

The Mergers will be accounted for in accordance with the acquisition method of accounting. Under this method, the excess of the purchase price of the assets acquired over the book value as of the date of acquisition will be allocated first to the identifiable intangible assets, then any remaining excess to goodwill. All other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. In addition, a deferred tax liability will be provided on the difference between the value allocated and their tax basis.

The unaudited pro forma condensed combined financial statements give effect to Andina’s extension of the date by which it had to consummate a business combination. As a result of the extension amendments, an aggregate of 1,868,121 ordinary shares were redeemed for $19,111,274, which was released from the trust account. In addition, the pro forma condensed combined financial statements give effect to the monthly contribution of $0.03 per share, or $469,628 in the aggregate, to the trust account for each public share that was not redeemed in connection with the extension amendments.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Mergers, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Mergers.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Lazydays and Andina have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 2,857,143 Holdco Shares issued to Lazydays stockholders.

Upon consummation of the Mergers, 4,310,000 rights converted into 615,713 Holdco Shares.

As a result of the Mergers, after 1,096,880 shares were redeemed for cash at a redemption price of $10.30 per share (which is the full pro rata share of the trust account as of March 15, 2018), Former shareholders of Lazydays own approximately 29.1% of Holdco Shares outstanding immediately after the Mergers, Andina public shareholders own approximately 16.4% of Holdco Shares, Andina’s initial founders own approximately 13.3% of Holdco Shares, EarlyBirdCapital owns approximately 0.5% of Holdco shares and the PIPE investors own approximately 40.7% of Holdco Shares, based on the number of Andina shares outstanding as of November 30, 2017.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF NOVEMBER 30, 2017

(UNAUDITED)

(in thousands, except share amounts)

	(A) Lazydays	(B) Andina	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$13,292	$31	$21,986	(3)
			(8,907	) (4)
			(722	) (5)
			(11,298	) (6)
			60,000	(7)
			34,797	(8)
			(86,741	) (10)	$22,438
Receivables, net	19,911	-	-		19,911
Inventories	114,170	-	11,930	(10)	126,100
Prepaid expenses and other	2,062	279	-		2,341
Total Current Assets	149,435	310	21,045		170,790

Cash and marketable securities held in Trust Account	-	29,194	(7,293	) (1)
			85	(2)
			(21,986	) (3)	-
Property and equipment, net	45,669	-	5,378	(10)	51,047
Goodwill	25,216	-	(10,238	) (10)
			12,190	(11)	27,168
Deferred tax asset	144	-	(144	) (10)	-
Intangible assets, net	25,862	-	58,238	(10)	84,100
Other assets	219	-	-		219
Total Assets	$246,545	$29,504	$57,275		$333,324

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$25,181	$454	$(1,200	) (4)	$24,435
Notes payable - related parties	-	637	85	(2)
			(722	) (5)	-
Income taxes payable	1,536	-	-		1,536
Contingent liability, current portion	667	-	-		667
Financing liability, current portion	595	-	-		595
Floor plan notes payable, net of debt discount	104,976	-	-		104,976
Long-term debt, current portion	1,870	-	-		1,870
Total Current Liabilities	134,825	1,091	(1,837)		134,079

Long-term debt, non-current portion, net of debt discount	7,207	-	-		7,207
Financing liability, net of debt discount	53,680	-	-		53,680
Deferred tax laibility	-	-	(144	) (10)
			12,190	(11)	12,046
Total Liabilities	195,712	1,091	10,209		207,012

Commitments and Contingencies
Ordinary shares subject to redemption	-	23,413	(7,293	) (1)
			(16,120	) (6)	-
Redeemable Series A Preferred Stock	-	-	(2,100	) (4)
			58,152	(7)	56,052
Stockholders’ Equity
Common stock	3	-	(3	) (10)	-
Ordinary shares	-	-	-		-
Additional paid-in capital	49,756	6,139	(2,065	) (4)
			4,822	(6)
			1,848	(7)
			34,797	(8)
			3,204	(9)
			(49,756	) (10)
			30,910	(10)
			1,801	(12)	81,456
Treasury stock	(11)	-	11	(10)	-
Retained earnings (Accumulated deficit)	1,085	(1,139)	(3,542	) (4)
			(3,204	) (9)
			(2,595	) (10)
			(1,801	) (12)	(11,196)
Total Stockholders’ Equity	50,833	5,000	14,427		70,260
Total Liabilities and Stockholders’ Equity	$246,545	$29,504	$57,275		$333,324

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited consolidated balance sheet of Lazydays as of December 31, 2017.

(B)	Derived from the consolidated audited balance sheet of Andina as of November 30, 2017.

(1)	To reflect the redemption of 708,052 ordinary shares at approximately $10.30 per share in connection with Andina’s shareholder meetings held on January 31, 2018, pursuant to which the shareholders approved the date by which the company has to consummate a Business Combination (“Extension Vote”).

(2)	To reflect the funding of $0.03 per share for each public share of Andina’s ordinary shares that were not redeemed in connection with the Extension Vote.

(3)	To reflect the release of cash from investments held in the trust account.

(4)	To reflect the payment of legal, financial advisory and other professional fees related to the Mergers.

(5)	To record repayment of notes payable from related parties.

(6)	To reflect (a) the cancellation of 1,096,880 ordinary shares for shareholders who elected cash conversion for cash payment of $11,298 and (b) reclassification of 472,571 ordinary shares subject to redemption to permanent equity for those shareholders who did not exercise their redemption rights.

(7)	To reflect the PIPE Investment issuance of 600,000 shares of Series A Preferred Stock for proceeds of $60,000. The proceeds from the PIPE Investment were allocated based on the relative fair values of the Series A Preferred Stock and the warrants. As a result, the relative fair value of the warrants amounting to $1,848 is recorded as a discount to the Series A Preferred Stock, with a corresponding credit to additional paid in capital.

(8)	To reflect the PIPE Investment issuance of 3,993,479 shares of common stock for proceeds of $34,797.

(9)	To reflect the beneficial conversion feature associated with the Series A Preferred Stock as a result of the effective conversion price being less than the commitment date fair value.

(10)	Reflects the allocation, on a preliminary basis, of cost associated with the Mergers under the acquisition method of accounting as though the acquisition occurred on November 30, 2017. The final allocation of the purchase consideration for the Mergers will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Mergers. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Mergers due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The preliminary allocation of the purchase price is as follows:

Fair value of common stock issued (2,857,143 shares)	$29,400
Cash paid	86,741
Total consideration	116,141

Allocated to:
Cash	$13,292
Receivables	19,911
Inventories	126,100
Prepaid expenses and other	2,062
Property and equipment	51,047
Other assets	219
Accounts payable, accrued expenses and other current liabilities	(25,181)
Income taxes payable	(1,536)
Contingent liability	(667)
Floor plan notes payable	(104,976)
Long-term debt	(9,077)
Financing liability	(54,275)
Deferred tax liability	(12,046)
Net assets acquired	4,873

Excess of purchase price over net liabilities assumed before allocation to identifiable intangible assets and goodwill	$118,814

An increase or decrease of 1% of Andina’s share price will result in an approximate $286 increase or decrease to the amount recorded as goodwill.

The fair value of the common stock was determined using the closing market price of Andina’s ordinary shares on March 15, 2018, which was $10.29 per share. Cash paid represents $85,000 in cash, plus adjustments of $1,741 based on Lazydays’ working capital and debt as of March 15, 2018.

The fair value of finished goods and merchandise inventory was determined based on estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort of the acquiring entity. The fair value of property and equipment was determined using the indirect cost approach which utilizes fixed asset record information including historical costs, acquisition dates, and asset descriptions and applying asset category specific nationally recognized indices to the historical cost of each asset to derive replacement cost new less depreciation. Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $84,100 of the excess of the purchase price over the net assets acquired should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill.

	Amount	Estimated Useful Life (Years)
Trade Name, Service Marks and Domain Names	$35,500	Indefinite
Dealer Agreements	38,200	12
Customer Lists	10,400	12
Intangible Assets	84,100
Goodwill	27,168
	111,268

(11)	Represents the income tax effect of the acquisition date differences between the financial reporting and income tax bases of assets acquired and liabilities assumed, excluding goodwill. The deferred tax liability was calculated using a 21% tax rate.

(12)	To record a one-time stock-based compensation expense for options vested upon consummation of the Mergers.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED NOVEMBER 30, 2017

(UNAUDITED)

(in thousands, except share and per share amounts)

	(A) Lazydays	(B) Andina	Pro Forma Adjustments		Pro Forma Income Statement

Total revenue	$614,838	$-	$-		$614,838
Cost of revenues	487,701	-	-		487,701
Gross profit	127,137	-	-		127,137

Selling, general and administrative expenses	105,096	1,001	(2,315	) (1)
			4,050	(2)	107,832
Income (loss) from operations	22,041	(1,001)	(1,735)		19,305

Other income (expense):
Gain on sale of property and equipment	98	-	-		98
Interest income	-	279	(279	) (3)	-
Interest expense	(8,752)	-	-		(8,752)
Income (loss) before income tax expense	13,387	(722)	(2,014)		10,651
Income tax expense	(5,085)	-	1,464	(4)	(3,621)
Net income (loss)	8,302	(722)	(550)		7,030
Deemed dividends on preferred stock	-	-	(4,800	) (5)	(4,800)
Net income (loss) attributable to the Company’s common stockholders	$8,302	$(722)	$(5,350)		$2,230

Weighted average shares outstanding, basic and diluted		1,783,593	7,938,906	(6)	9,722,499
Basic and diluted net income (loss) per share		$(0.40)			$0.23

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the audited consolidated statements of income of Lazydays for the year ended December 31, 2017.

(B)	Derived from the audited consolidated statements of operations of Andina for the year ended November 30, 2017.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Mergers which are reflected in the historical financial statements Lazydays and Andina in the amount of $2,098 and $217 as of November 30, 2017, respectively.

(2)	To reflect the amortization of the values assigned to the dealer agreements acquired over an estimated useful life of 12 years and customer lists acquired over an estimated useful life of 12 years.

(3)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(4)	To record normalized blended statutory income tax benefit rate of 34.0% for pro forma financial presentation purposes.

(5)	To record deemed dividends on the Series A Preferred Stock for the purpose of determining income (loss) attributable to common stockholders.

(6)

As the Mergers are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Mergers and the PIPE Investment have been outstanding for the entire period presented. The calculation is retroactively adjusted to eliminate the 1,096,880 shares redeemed for the entire period. For purposes of presenting diluted net income (loss) per share in the pro forma statement of operations for all securities, the Company assumed that the dilutive securities are not dilutive for the periods presented and, therefore, weighted average common shares outstanding for basic and diluted purposes are the same.

The following presents the calculation of basic and fully diluted weighted average common shares outstanding. Fully diluted weighted average common shares outstanding assumes the conversion of all convertible securities, the exercise of all warrants for cash proceeds and the exercise of the unit purchase options and securities underlying such unit purchase options for cash proceeds. If all securities were converted and exercised for cash, this would result in proceeds of approximately $62,449.

Year Ended November 30, 2017
Weighted average shares calculation, basic
Andina weighted average public shares outstanding	1,783,593
Andina rights converted to shares	615,713
Andina shares subject to redemption reclassified to equity	472,571
Shares issued to PIPE investors	3,993,479
Andina shares issued in Mergers	2,857,143
Weighted average shares outstanding	9,722,499

Percent of shares owned by Lazydays’ holders	29.4%
Percent of shares owned by Andina public shareholders	15.6%
Percent of shares owned by Andina founders	13.4%
Percent of shares owned by EarlyBirdCapital	0.5%
Percent of shares owned by PIPE investors	41.1%

Year Ended November 30, 2017
Weighted average shares calculation, basic
Existing Lazydays holders	2,857,143
PIPE investors	3,993,479
Andina public shareholders	1,517,592
Andina founders	1,302,856
EarlyBirdCapital	51,429
Weighted average shares, basic	9,722,499

Year Ended November 30, 2017
Weighted average shares calculation, fully diluted
Andina public shareholders	1,517,592
Andina founders	1,302,856
EarlyBirdCapital	51,429
Shares issued to PIPE investors	3,993,479
Convertible preferred stock	5,962,733
Warrants underlying PIPE Investment	2,503,934
Andina shares issued in Mergers	2,857,143
Andina warrants underlying public shares	2,155,000
Unit purchase options	657,142
Weighted average shares outstanding	21,001,308

Percent of shares owned by Lazydays’ holders	13.6%
Percent of shares owned by Andina public shareholders	17.4%
Percent of shares owned by Andina founders	6.2%
Percent of shares owned by EarlyBirdCapital	3.5%
Percent of shares owned by PIPE investors	59.3%

Year Ended November 30, 2017
Weighted average shares calculation, fully diluted
Existing Lazydays holders	2,857,143
PIPE investors	12,460,146
Andina public shareholders	3,650,092
Andina founders	1,302,856
EarlyBirdCapital	731,071
Weighted average shares, fully diluted	21,001,308